SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  June 16, 2008

FOCUS ENHANCEMENTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA 95008

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 16, 2008, the Company received a letter from The Nasdaq Stock Market notifying the Company that it fails to comply with the market value of public listed securities requirement for continued listing set forth in Marketplace Rule 4310(c)(3)(B). Such rule requires that the Company’s market value not be below $35,000,000 for ten consecutive trading days. According to Nasdaq, as of June 13, 2008, the Company's listed securities market value was $30,214,960. The Company has until July 16, 2008, to regain compliance with the rule for a minimum of ten consecutive business days.  If the Company is unable to comply by such date, the Nasdaq staff will notify the Company in writing that the Company's securities will be de-listed. The Company may appeal the Nasdaq Staff’s determination at that time.

The June 16, 2008 letter also advised the Company that it had failed to comply with Marketplace Rule 4310(c)(3)(A) or 4310(c)(3)(C) which require minimum stockholders’ equity of $2,500,00 or net income from continuing operations of $500,000 in the most recently completed fiscal year (ending December 31, 2007) or in two of the Company's three most recently completed fiscal years.

At the present time, the Company intends to pursue all actions its Board of Directors deems reasonably necessary to maintain its Nasdaq listing, including an appeal.

A copy of the press release announcing such notice is included as Exhibit 99.1 hereto.

Item 9.01.                                Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release “Focus Enhancements Receives Nasdaq Non-Compliance Letter”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date:  June 20, 2008                                                                        By:              /s/ Gary Williams
Name:            Gary Williams
Title:              Exec. VP of Finance and CFO